Exhibit 5.1

                       HERTZOG, CALAMARI & GLEASON
                             100 Park Avenue
                         New York, NY  10017-5582

                             (212) 481-9500
                         Telefax:  (212) 213-1199










                                           November 27, 1996


                       Innotech, Inc.
             Registration Statement on Form S-8
             ----------------------------------

Ladies and Gentlemen:

          We have acted as special counsel for Innotech, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement is being filed with respect to 41,400 shares of the common stock, par value $.001 per share ("Common Stock"), of the Company (the "1992 Shares") issuable pursuant to the Company's 1992 Performance Equity Plan (the "1992 Plan"), 200,000 shares of Common Stock (the "PEP Shares") issuable by the Company pursuant to the Company's Performance Equity Plan (the "PEP Plan"), 200,000 shares of Common Stock (the "1996 Shares") issuable by the Company pursuant to the Company's 1996 Equity Incentive Plan (the "1996 Plan"), 100,000 shares of Common Stock (the "Directors' Shares") issuable by the Company pursuant to the Company's Directors' Stock Option Plan (the "Directors' Plan"), 356,800 shares of Common Stock (the "Base Shares") issuable by the Company pursuant to the Company's Employee Base Stock Option Agreements (the "Base Agreements") and 824,000 shares of Common Stock (the "Success Shares") issuable by the Company pursuant to the Company's Employee Success Stock Option Agreements (the "Success Agreements"). The 1992 Shares, the PEP Shares, the 1996 Shares, the Directors' Shares, the Base Shares and the Success Shares are collectively referred to herein as the "Shares." The 1992 Plan, the PEP Plan, the 1996 Plan and the Directors' Plan are collectively referred to herein as the "Plans." The Base Agreements and the Success Agreements are collectively referred to herein as the "Agreements."

          You have requested us to express certain opinions in connection with the Registration Statement. We have examined the Registration Statement, the Plans, the Agreements, the Company's Certificate of Incorporation and
By-laws, each as amended, and Board of Directors' resolutions authorizing the transactions contemplated in connection with the Registration Statement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other corporate documents and records of the Company and certificates of public officials and officers of the Company, and have made such other investigations, as we have deemed necessary or appropriate in connection with expressing the opinions below. As to questions of facts material to our opinions, we have relied upon certificates of public officials and information supplied to us by officers of the Company.

          For purposes of this opinion, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as certified, conformed or photostatic copies.

          Based upon the foregoing, we are of the opinion that:

          1.   The Company is a corporation duly
incorporated and validly existing under the laws of the State of Delaware.

          2. All requisite corporate action has been taken to authorize the issuance of the Shares pursuant to the respective Plans and the Agreements.

          3. When the Shares shall be issued and sold in accordance with the provisions of each of the respective
Plans and Agreements, including receipt by the Company of all consideration provided for in the respective Plans and Agreements (but not less than the par value of the Common
Stock), the Shares will be duly and validly issued, fully paid and non-assessable.

          We are attorneys admitted to practice in the State of New York and we have made such examination of the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal law of the United States of America as we have deemed relevant and necessary for the purposes of this opinion. We do not purport to render any opinion with regard to the laws of any other jurisdiction.

          This will also advise you that Joel D. Zychick, the Assistant Secretary of the Company and beneficial owner of 9,381 shares of Common Stock, including 1,267 Shares covered by the Registration Statement, is of counsel to this firm.

          We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration
Statement, to the use of our name as special counsel with respect to the Registration Statement and to all references made to us therein.


                           Very truly yours,

                           /s/ Hertzog, Calamari & Gleason

                           Hertzog, Calamari & Gleason


Innotech, Inc.
5568 Airport Road
Roanoke, Virginia  24012

Attn:  Ronald D. Blum, O.D.